Exhibit 9.1

Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund

Fidelity Select Portfolios: Environment and Alternative Energy Portfolio

Fidelity Securities Fund: Fidelity Dividend Growth Fund

Variable Insurance Products Fund III: Balanced Portfolio

Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund

Variable Insurance Products Fund IV: Materials Portfolio

Fidelity Select Portfolios: Materials

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity Select Portfolios: Industrials Portfolio

Fidelity Advisor Series VII: Fidelity Advisor Industrials Fund

Variable Insurance Products Fund IV: Industrials Portfolio

Fidelity Central Investment Portfolios LLC: Fidelity Industrials Central Fund

June 11, 2014

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough MA, 01532

Attention: Chief Financial Officer

Ladies and Gentlemen:

We refer to the convertible promissory notes issued pursuant to those certain Note Purchase Agreements by and between Aspen Aerogels, Inc., a Delaware corporation (the “Company”) and the purchasers party thereto dated June 1, 2011, June 14, 2011, December 6, 2011 and March 28, 2013 (the “Notes”), which shall be converted into shares of common stock of the Company, upon the closing of a Qualified IPO (as defined in the Notes).

In anticipation of, and effective upon, the conversion of the Notes into Company common stock, the undersigned investors (the “Fidelity Funds”) hereby irrevocably waive (to the fullest extent permitted by applicable law) any right to vote and exercise voting rights with respect to the Subject Shares of capital stock of the Company as defined and calculated in accordance with this waiver letter. For the avoidance of doubt, this waiver shall be of no force or effect for any subsequent transferee of the Subject Shares which is not a Fidelity Fund.

Promptly following the announcement of any record date for a vote of stockholders or for the solicitation of consents, the Fidelity Funds shall, on the basis of the Company’s most recent Securities and Exchange Commission filing, compute the number of votes that would constitute 14.9% of the aggregate votes that could be cast by stockholders on such record date. That number of shares with respect to which the Fidelity Funds and their affiliates possess voting rights in excess of the 14.9% of the shares to be voted are referred to herein as “Subject Shares.” The Fidelity Funds shall advise the Company of the number of Subject Shares prior to the commencement of any vote of stockholders or solicitation of consents. On any matter brought before the Company stockholders for a vote, the Fidelity Funds hereby irrevocably waive any right to vote and exercise voting rights with respect to the Subject Shares, with the Subject Shares owned by the Fidelity Funds being apportioned among such funds on a pro rata basis.

This waiver letter shall terminate automatically once the shares of common stock of the Company owned, in the aggregate, by the Fidelity Funds and their affiliates is 14.89% or less of the aggregate outstanding shares of common stock of the Company.

For purposes of this waiver letter, calculations shall be made on the basis of shares issued, outstanding and entitled to vote or execute a consent, as disclosed in the Company’s most recent Securities and Exchange Commission filing, and all calculations shall be made on the basis of voting power held by such shares. For the avoidance of doubt, the waiver contemplated by the terms hereof shall not inure to or be binding upon any subsequent transferee that is not a registered investment company advised by Fidelity Management & Research Company or one of its affiliates.

[Signatures follow on next page]

Very truly yours,

Fidelity Advisor Series I:
Fidelity Advisor Dividend Growth Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Select Portfolios:
Environmental and Alternative Energy Portfolio

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Securities Fund:
Fidelity Dividend Growth Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Variable Insurance Products Fund III:
Balanced Portfolio

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Central Investment Portfolios LLC:
Fidelity Materials Central Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Variable Insurance Products Fund IV:
Materials Portfolio

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

[Signatures continued on next page]

(Continued)

Fidelity Select Portfolios:
Materials

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Puritan Trust:
Fidelity Puritan Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Select Portfolios:
Industrials Portfolio

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Advisor Series VII:
Fidelity Advisor Industrials Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Variable Insurance Products Fund IV:
Industrials Portfolio

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Fidelity Central Investment Portfolios LLC:
Fidelity Industrials Central Fund

/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Accepted and Agreed:

Aspen Aerogels, Inc.

/s/ Donald R. Young
Name: Donald R. Young
Title: President and Chief Executive Officer